UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SANSOME STREET 33RD FLOOR
SAN FRANCISCO, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 432-7323

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 27, 2023, ContextLogic Inc.’s (the “Company”) Board of Directors approved a plan to reduce the Company’s workforce by approximately 255 employees, representing about 34% of the Company’s current global workforce (the “RIF Plan”). This includes approximately 160 employees in the United States, representing about 41% of the Company’s domestic workforce and approximately 95 non-U.S. employees, representing about 26% of the Company’s international workforce. In connection with the RIF Plan, and in compliance with the WARN Act, for a period of 60 days commencing on August 1, 2023, the impacted employees will be provided severance benefits, including cash severance payments and reimbursement of medical insurance premiums. The RIF Plan is intended to refocus the Company’s operations to support its ongoing business prioritization efforts, better align resources, and improve operational efficiencies.

The Company estimates that it will incur non-recurring charges of approximately $8.7 million related to WARN Act compliance, severance payments to affected employees globally, and other personnel reduction costs in connection with the RIF Plan. The Company expects that the majority of these charges will be incurred in the third quarter of 2023 and that the implementation of the RIF Plan will be substantially complete by the end of fiscal year 2023.

The Company expects to realize run-rate savings of approximately $43 million to $46 million on an annualized basis starting in the fourth quarter of 2023.

The estimates of the charges and expenditures that the Company expects to incur in connection with the RIF Plan are subject to a number of assumptions, including local law and consultation requirements in various jurisdictions, the actual size of the workforce reduction, and actual amounts may differ materially from estimates. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the RIF Plan.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish's outlook; priorities; strategic direction; RIF Plan and its impact on prioritizing efforts, aligning resources, and improving operational efficiencies; implementation of the RIF Plan and related costs; business operations; and growth initiatives. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this current report speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	August 1, 2023	By:	/s/ Jun Yan
Jun Yan Chief Executive Officer Principal Executive Officer